Exhibit 21

	Entity Name	Jurisdiction of Formation
1.	1902 Federal Road, LLC	Delaware
2.	Airfoil Technologies International-Ohio, Inc.	Delaware
3.	Arrow Internacional de Chihuahua, S.A. de C.V.	Mexico
4.	Arrow Internacional de Mexico S.A. de C.V.	Mexico
5.	Arrow International CR, a.s.	Czech Republic
6.	Arrow International Investment Corp.	Delaware
7.	Arrow International, Inc.	Pennsylvania
8.	Arrow Interventional, Inc.	Delaware
9.	Arrow Medical Holdings B.V.	Netherlands
10.	Distribuidora Arrow, S.A. de C.V.	Mexico
11.	Eon Surgical Ltd.	Israel
12.	Hotspur Technologies, Inc.	Delaware
13.	Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
14.	ICOR AB1	Sweden
15.	IH Holding LLC	Delaware
16.	Inmed Manufacturing Sdn. Bhd.	Malaysia
17.	Intavent Direct Ltd	United Kingdom
18.	LMA Medical Innovations Limited	Seychelles
19.	LMA Urology Limited	Seychelles
20.	Mayo Healthcare Pty Ltd.	Australia
21.	Medical Innovation B.V.	Netherlands
22.	Medical Service GmbH	Germany
23.	Osprey Insurance Company	Arizona
24.	Rusch Asia Pacific Sdn. Bhd.[2]	Malaysia
25.	Rüsch Austria GmbH	Austria
26.	Rusch Mexico, S.A. de C.V.	Mexico
27.	Rusch Uruguay Ltda.	Uruguay
28.	Simal SA	Belgium
29.	Sometec Holdings, S.A.S.	France
30.	Technology Holding Company II	Delaware
31.	Technology Holding Company III	Delaware
32.	Teleflex Care[3]	Bermuda
33.	Teleflex Funding LLC	Delaware
34.	Teleflex Grundstücks GmbH & Co. KG	Germany
35.	Teleflex Health Ltd.	Bermuda
36.	Teleflex Holding Netherlands B.V.	Netherlands
37.	Teleflex Holding Singapore Pte. Ltd.	Singapore
38.	Teleflex Korea Ltd.	South Korea
39.	Teleflex Life Sciences Unlimited Company[4]	Ireland

40.	Teleflex Lux Holding S.á.r.l.	Luxembourg
41.	Teleflex Medical Asia Pte Ltd.[5]	Singapore
42.	Teleflex Medical Australia Pty Ltd[6]	Australia
43.	Teleflex Medical Brasil Servicos e Comercio de Produtos Medicos Ltda.	Brazil
44.	Teleflex Medical B.V.	Netherlands
45.	Teleflex Medical BVBA[7]	Belgium
46.	Teleflex Medical Canada Inc.[8]	Canada
47.	Teleflex Medical Chile SpA	Chile
48.	Teleflex Medical Colombia SAS	Colombia
49.	Teleflex Medical de Mexico, S. de R.L. de C.V.	Mexico
50.	Teleflex Medical Devices S.a r.l.	Luxembourg
51.	Teleflex Medical EDC BVBA[9]	Belgium
52.	Teleflex Medical Europe Limited	Ireland
53.	Teleflex Medical GmbH	Germany
54.	Teleflex Medical GmbH[10]	Switzerland
55.	Teleflex Medical Hellas s.a.[11]	Greece
56.	Teleflex Medical Incorporated[12]	California
57.	Teleflex Medical Japan, Ltd.[13]	Japan
58.	Teleflex Medical New Zealand[14]	New Zealand
59.	Teleflex Medical Private Limited	India
60.	Teleflex Medical (Proprietary) Limited[15]	South Africa
61.	Teleflex Medical Technology Ltd	Cyprus
62.	Teleflex Medical SAS[16]	France
63.	Teleflex Medical, S.A.[17]	Spain
64.	Teleflex Medical Sdn. Bhd.[18]	Malaysia
65.	Teleflex Medical s.r.l.	Italy
66.	Teleflex Medical, s.r.o.	Czech Republic
67.	Teleflex Medical, s.r.o.[19]	Slovakia
68.	Teleflex Medical Trading (Shanghai) Company Ltd.	China
69.	Teleflex Medical Tuttlingen GmbH[20]	Germany
70.	Teleflex Research S.a.r.l.	Luxembourg
71.	Teleflex Swiss Holding GmbH	Switzerland
72.	TFX Aviation Inc.[21]	California
73.	TFX Beteiligungsverwaltungs GmbH	Germany
74.	TFX Development LLC	Delaware
75.	TFX Engineering Ltd.	Bermuda
76.	TFX Equities Incorporated	Delaware
77.	TFX Group Limited	United Kingdom
78.	TFX Holding GmbH	Germany
79.	TFX International Corporation	Delaware
80.	TFX International SAS[22]	France
81.	TFX Medical Wire Products, Inc.	Delaware

82.	TFX North America Inc.	Delaware
83.	The Laryngeal Mask Company Limited	Seychelles
84.	The Laryngeal Mask Company (Malaysia) Sdn. Bhd.	Malaysia
85.	The Laryngeal Mask Company (Singapore) Pte. Ltd.	Singapore
86.	Truphatek Beijing Trading Co. Limited	China
87.	Truphatek Holdings (1993) Limited	Israel
88.	Truphatek International Limited	Israel
89.	TK India Private Ltd.	India
90.	Truphatek Product Resources India Private Limited	India
91.	VasoNova, Inc.	Delaware
92.	Vidacare LLC[23]	Delaware
93.	Violet Merger Sub Inc.	Minnesota
94.	Willy Rusch GmbH	Germany
95.	Willy Rüsch + Seidel Medicalprodukte GmbH[24]	Germany
96.	WIRUTEC Rusch Medical Vertriebs GmbH	Germany
97.	Wolfe-Tory Medical, Inc.	Utah

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1.	Formerly Steamer Holding AB

2.	Formerly Inmed (Malaysia) Holdings Sdn. Berhad

3.	Formerly Teleflex Care Ltd.

4.	Formerly Teleflex Life Sciences

5.	Formerly Pilling Weck (Asia) PTE Ltd. and Rusch-Pilling (Asia) PTE LTD.

6.	Formerly LMA PacMed Pty Ltd

7.	Formerly W. Pabisch NV

8.	Formerly GFI Control Systems Inc.; Teleflex Holding Company Ltd.

9.	Formerly Arrow International EDC NV

10.	Formerly Arrow Swiss GmbH

11.	Formerly Arrow Hellas A.E.E.

12.	Formerly Hudson Respiratory Care Inc.

13.	Formerly Arrow Japan, Ltd.

14.	Formerly LMA NZ Limited

15.	Formerly Arrow Africa (Pty) Limited

16.	Formerly Rusch Pilling S.A.

17.	Formerly Rusch Medica Espana SA

18.	Formerly Rusch Sdn. Berhad

19.	Formerly Arrow Slovensko Piešt’any s.r.o.

20.	Formerly KMedic Europe GmbH

21.	Formerly Telair International Incorporated and The Talley Corporation

22.	Formerly Rusch International SA

23.	Formerly VidaCare Corporation and Vidacare Corporation

24.	Formerly Meddig Medizintechnik Vertriebs GmbH and Willy Rüsch Medical GmbH